EXHIBIT (g)

                          INVESTMENT ADVISORY AGREEMENT


     AGREEMENT made as of June 22, 2000 between J.P. MORGAN HEDGE FUND SERIES/CORE, L.L.C., a Delaware limited liability company (the "Fund"), and J.P. MORGAN INVESTMENT MANAGEMENT INC. (the "Adviser" or "JPMIM"), a Delaware corporation registered as an investment adviser under the Investment Advisers Act of 1940, as amended.

     WHEREAS, the Fund is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as a closed-end management investment company and desires to retain the Adviser as investment adviser to furnish certain investment advisory and portfolio management services to the Fund, and the Adviser is willing to furnish these services;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

     1. APPOINTMENT. The Fund hereby appoints the Adviser as investment adviser of the Fund for the period and on the terms set forth in this Agreement. The Adviser accepts this appointment and agrees to render the services herein set forth, for the compensation herein provided.

     2. DUTIES AS INVESTMENT ADVISER.

     (a) Subject to the supervision of the Fund's Board of Directors (the "Board"), the Adviser will have full discretion and authority (i) to manage the assets and liabilities of the Fund and (ii) to manage the day-to-day business and affairs of the Fund. In furtherance of and subject to the foregoing, the Adviser will have full power and authority on behalf of the Fund, among other matters:

     (1) to purchase, sell, exchange, trade and otherwise deal in and with securities and other property of the Fund and to loan securities of the Fund;

     (2) to do any and all acts and exercise all rights with respect to the Fund's interest in any person, firm, corporation, partnership or other entity, including, without limitation, voting interests of the Investment Funds (as defined in the Fund's Confidential Memorandum (the
     "Memorandum"));

     (3) to enter into agreements with the Investment Funds irrevocably to forego the Fund's right to vote its interests or shares of the Investment Funds;

     (4) to enter into agreements with the Investment Funds that provide for, among other things, the indemnification by the Fund of the Investment Funds and the Investment Managers (as defined in the Memorandum) to the same or different extent as provided for in respect of the Adviser, and to terminate such agreements;

     (5) to open, maintain and close accounts with brokers and dealers, to make all decisions relating to the manner, method and timing of securities and other investment transactions, to select and place orders with brokers, dealers or other financial intermediaries for the execution, clearance or settlement of any transactions on behalf of the Fund on such terms as the Adviser considers appropriate, and to grant limited discretionary authorization to such persons with respect to price, time and other terms of investment and trading transactions, subject to Paragraph 2(b);

     (6) to borrow from banks or other financial institutions and to pledge Fund assets as collateral therefor, to trade on margin, to exercise or refrain from exercising all rights regarding the Fund's investments, and to instruct custodians regarding the settlement of transactions, the disbursement of payments to the Fund's investors (the "Members") with respect to repurchases of interests in the Fund ("Interests") and the payment of Fund expenses, including those relating to the organization and registration of the Fund;

     (7) to issue to any Member an instrument certifying that the Member is the owner of an Interest;

     (8) to engage and terminate such attorneys, accountants and other professional advisers and consultants as the Adviser may deem necessary or advisable in connection with the affairs of the Fund or as may be directed by the Board;

     (9) to engage the services of persons other than the Subadvisers (the engagement of which shall be subject to Paragraph 2(a)(14)) to assist the Adviser in providing, or to provide under the Adviser 's control and supervision, advice and management to the Fund at the expense of the Adviser and to terminate such services;

     (10) to assist in the preparation and filing of any required tax or information returns to be made by the Fund;

     (11) as directed by the Board, to commence, defend and conclude any action, suit, investigation or other proceeding that pertains to the Fund or any assets of the Fund;

     (12) if directed by the Board, to arrange for the purchase of (A) one or more "key man" insurance policies on the life of any principal of the Adviser, the benefits of which are payable to the Fund, or (B) any insurance covering the potential liabilities of the Fund or relating to the performance of the Board or the Adviser, or any of its principals, directors, officers, employees and agents;

     (13) to execute, deliver and perform such contracts, agreements and other undertakings, and to engage in such activities and transactions as are necessary and appropriate for the conduct of the business of the Fund;

     (14) (A) to direct the formulation of investment policies and strategies for the Fund using a multi-asset and multiple fund strategy whereby some or all of the Fund's assets may be committed from time to time by the Adviser to the discretionary management of one or more Subadvisers, the selection of which shall be subject to the approval of a majority (as defined in the 1940 Act) of the Fund's outstanding voting securities, unless the Fund receives an exemption from the provisions of the 1940 Act requiring such approval, (B) to enter into agreements with the Subadvisers that provide for, among other things, the indemnification by the Fund of the Subadvisers to the same or different extent as provided for in respect of the Adviser, and to terminate such agreements, (C) to authorize the payment of fees and allocations of profits to Subadvisers pursuant to their respective governing documents and any rebates or reductions of such fees or allocations which shall be for the benefit of the Fund and (D) to identify appropriate Subadvisers, assess the most appropriate investment vehicles (general or limited partnerships, separate managed accounts or other investment vehicles (pooled or otherwise) that invest or trade in securities, and determine the assets to be committed to each Subadviser and invested through the Subadviser, which investments shall be subject in each case to the terms and conditions of the respective governing documents used by the Subadviser;

     (15) to oversee the maintenance of all books and records with respect to the Fund's securities transactions, and furnish the Board with such periodic and special reports as the Board reasonably may request. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Adviser hereby agrees that all records which it maintains for the Fund are the property of the Fund, agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any records which it maintains for the Fund and which are required to be maintained by Rule 31a-l under the 1940 Act and further agrees to surrender promptly to the Fund any records which it maintains for the Fund upon request by the Fund;

     (16) to oversee the computation of the Fund's net asset value and net income; and

     (17) to effect any transaction on a national securities exchange for the Fund's account, which transaction is permitted by Section 11(a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder, and the Fund hereby consents to the retention of compensation by the Adviser or any person or entity associated with the Adviser for the transaction.

     (b) The Adviser agrees that when placing orders directly with brokers, it will attempt to obtain the best net result in terms of price and execution; provided that, the Adviser, in its discretion, may use brokers that provide the Fund with research, analysis, advice and similar services to execute portfolio transactions on behalf of the Fund, and the Adviser may pay to those brokers in return for brokerage and research services a higher commission than may be charged by other brokers, subject to the Adviser's good faith determination that such commission is reasonable in terms either of the particular transaction or of the overall responsibility of the Adviser to the Fund and its other clients and that the total commissions paid by the Fund will be reasonable in relation to the benefits to the Fund over the long term. In no instance will portfolio securities be purchased from or sold to the Adviser, or any affiliated person thereof, except in accordance with the Federal securities laws and the rules and regulations thereunder, or any applicable exemptive orders. Whenever the Adviser simultaneously places orders to purchase or sell the same security on behalf of the Fund and one or more other accounts advised by the Adviser, such orders will be allocated as to price and amount among all such accounts in a manner believed to be equitable to each account. The Fund recognizes that in some cases this procedure may adversely affect the results obtained for the Fund.

     3. FURTHER DUTIES. In all matters relating to the performance of this Agreement, the Adviser will act in conformity with the Fund's Limited Liability Company Agreement (the "LLC Agreement"), the Memorandum, and then-current Registration Statement and with the instructions and directions of the Board, and will comply with the requirements of the 1940 Act, the rules thereunder, and all other applicable Federal and state laws and regulations.

     4. SERVICES NOT EXCLUSIVE. The services furnished by the Adviser hereunder are not to be deemed exclusive and the Adviser shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby or unless otherwise agreed to by the parties hereunder in writing. Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of the Adviser, who also may be a Director, officer or employee of the Fund, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar or dissimilar nature.

     5. EXPENSES.

     (a) During the term of this Agreement, the Fund will bear all expenses incurred in the business of the Fund other than those not specifically assumed by the Adviser. Expenses to be borne by the Fund will include, but are not limited to, the following:

     (1) all costs and expenses directly related to portfolio transactions and positions for the Fund's account, including, but not limited to, brokerage commissions, research fees, interest and commitment fees on loans and debit balances, borrowing charges on securities sold short, dividends on securities sold short but not yet purchased, custodial fees, margin fees, transfer taxes and premiums and taxes withheld on foreign dividends and indirect expenses from investments in Investment Funds;

     (2) all costs and expenses associated with the organization, operation and registration of the Fund, offering costs and the costs of compliance with any applicable Federal or state laws;

     (3) the costs and expenses of holding meetings of the Board and any meetings of Members that are regularly scheduled, permitted or required to be held under the terms of the LLC Agreement, the 1940 Act or other applicable law;

     (4) reasonable fees and disbursements of any attorneys, accountants (including tax preparation fees), auditors and other consultants and professionals engaged on behalf of the Fund to assist in connection with its operations;

     (5) the costs of a fidelity bond and any liability insurance obtained on behalf of the Fund, the Adviser or the Directors;

     (6) any Fees payable to JPMIM or its affiliates as the provider of certain management and administrative services under the Management and Administration Agreement;

     (7) all costs and expenses associated with the organization of new Investment Funds actually managed by Subadvisers, if any;

     (8) all costs and expenses of preparing, setting in type, printing and distributing reports and other communications to Members;

     (9) the fees of custodians and other persons providing administrative services to the Fund; and

     (10) such other types of expenses as may be approved from time to time by the Board.

     (b) The payment or assumption by the Adviser of any expenses of the Fund that the Adviser is not required by this Agreement to pay or assume shall not obligate the Adviser to pay or assume the same or any similar expense of the Fund on any subsequent occasion.

     6. COMPENSATION. As full compensation for the services provided to the Fund and the expenses assumed by the Adviser under this Agreement, the Adviser shall be entitled to be the Special Advisory Member of the Fund pursuant to the terms of the LLC Agreement and to receive an incentive allocation in accordance with the terms and conditions of Section 5.8 of the LLC Agreement.

     7. LIMITATION OF LIABILITY OF THE ADVISER. The Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund or any Members in connection with the matters to which this Agreement relates, except to the extent that such a loss results from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. Any person, even though also an officer, director, employee, or agent of the Adviser, who may be or become an officer, Director, employee or agent of the Fund, shall be deemed, when rendering services to the Fund or acting with respect to any business of the Fund, to be rendering such service to or acting solely for the Fund and not as an officer, director, employee, or agent or one under the control or direction of the Adviser even though compensated by it.

     8. INDEMNIFICATION. The Fund agrees that the provisions of Section 3.7 of the LLC Agreement, as in effect on the date hereof, are for the benefit of, and may be relied upon and enforced by, the Adviser and its affiliates and their respective officers, directors, shareholders, partners, employees, representatives and agents (the Adviser, its affiliates and such other persons, the "Indemnified Parties") as if the same were set forth in full in this Agreement. Without limiting the generality of the foregoing, the Fund hereby agrees to indemnify the Indemnified Parties in accordance with the provisions of the LLC Agreement as in effect on the date hereof. The provisions of this paragraph shall survive any termination of this Agreement.

     9. DURATION AND TERMINATION.

     (a) This Agreement will become effective upon the date hereof provided that this Agreement will not take effect unless it has first been approved (i) by a vote of a majority of those Directors who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of the outstanding voting securities of the Fund.

     (b) Unless sooner terminated as provided herein, this Agreement shall continue in effect for two years from the date hereof. Thereafter, if not terminated, this Agreement shall continue automatically for successive one-year periods, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of those Directors who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board or by vote of a majority of the outstanding voting securities of the Fund.

     (c) Notwithstanding the foregoing, this Agreement may be terminated at any time, without the payment of any penalty, by vote of the Board or by a vote of a majority of the Fund's outstanding voting securities on 60 days' written notice to the Adviser or by the Adviser at any time, without the payment of any penalty, on 60 days' written notice to the Fund. This Agreement will automatically terminate in the event of its assignment.

     10. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws principles thereof, and in accordance with the 1940 Act. To the extent that the applicable laws of the State of New York conflict with the applicable provisions of the 1940 Act, the latter shall control.

     11. MISCELLANEOUS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Agreement, the terms "majority of the outstanding voting securities," "affiliated person," "interested person," "assignment," "broker," "investment adviser," "national securities exchange," "sell" and "security" shall have the same meaning as such terms have in the 1940 Act, subject to such exemption as may be granted by the Securities and Exchange Commission by any rule, regulation or order. Where the effect of a requirement of the 1940 Act reflected in any provision of this contract is relaxed by a rule, regulation or order of the Securities and Exchange Commission, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

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     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated as of the day and year first above written.




                                     J.P. MORGAN HEDGE FUND SERIES/CORE, L.L.C.




                                     By:
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                                        Name:
                                        Title:


                                     J.P. MORGAN INVESTMENT MANAGEMENT INC.



                                     By:
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                                        Name:
                                        Title: